                                                                    EXHIBIT 10.6

                    CORPORATE LICENSE AND SERVICES AGREEMENT

                                 [VERITY LOGO]


This Agreement is made between Verity, Inc., a Delaware Corporation, located at 894 Ross Drive, Sunnyvale, CA 94089 ("Verity") and Law Office Information Systems, Inc., an Arkansas corporation, located at 105 North 28/th/, Van Buren, AR 72956 ("Customer"). The Agreement shall be effective as of February 18, 1998 ("Effective Date") and shall replace the Software License and Services Agreement and Amendment to Software License and Service Agreement dated April 30, 1996 in its entirety. Verity is the owner of proprietary information indexing and retrieval software. Verity and Customer agree that the following terms and conditions will apply to each license granted and all services provided under this Agreement.

1. PRODUCT LICENSE

"Products" are the computer software owned or distributed by Verity and specified in an order form ("Order Form") for which Customer is granted a license pursuant to this Agreement; and any related documentation, user guides, installation instructions and release notes ("Documentation"), and updates provided by Verity to Customer. "Application" means the resulting product package including the Product coupled with the Customer's value added applications software and/or database with which the Product is to be coupled. "Run-Time Software" means Verity's programs, in object code form, which are required for the execution of the Application. "Subscriber" means a third party who is granted access to the Application by Customer on an interactive basis. "On-Line Service" means any dial-up, remote access, interactive, Internet-based or other on-line service or World Wide Web site supported by one or more servers.

1.1  Rights Granted
     --------------

(a)  Grant.  Verity hereby grants to Customer the non-exclusive, non-
     -----
transferable, non-assignable right to: (i) use the Products solely for Customer's own internal data processing operations either on the number of CPUs or by the number of concurrent users as defined on an Order Form or amendment hereto, or if not specified, by a single user on a single computer; (ii copy the Products for archival or backup purposes only; (ii reproduce the Documentation up to the total number of Product licenses acquired by Customer, and (iv use the Run-Time Software as part of the Application for the purposes of making such Application accessible to and usable by end users of such Application as Subscribers for up to the number of Subscribers permitted pursuant to Exhibit A.
                                                                      ---------
Customer has no right to distribute to third parties any Products or Application via an On-Line Service.

(b)  Restrictions.  Customer shall not:  (i) use the Products outside of the
     ------------
country to which Verity initially delivers such Products to Customer; (ii reproduce or modify the Products except as allowed herein; (ii cause or allow discovery of source code in any way; (iv rent or lease the Products or their direct derivatives; or (v) make or pass on any warranty on behalf of Verity to such Subscribers and shall ensure that neither it nor any of its agents or employees shall make or pass on any warranty on behalf of Verify for such Subscribers.

(c)  Title.  Title to and ownership of all proprietary rights in the Products,
     -----
and in any Product development made by Verity, will at all times remain the property of Verity or its licensors. Title and ownership of all proprietary rights in the Application, apart from the Run-Time Software, including any copyright, patent, trade secrets, trademark or other intellectual property rights will at all times remain the property of Customer.

(d)  Proprietary Notices.  Customer agrees to reproduce the copyright, trademark
     -------------------
and other proprietary notices contained on or in the Products as delivered to Customer on all copies of such Products and not to remove such notices.

(e)  Branding.  Customer shall:  (i) include a copyright notice on an applicable
     --------
web page of the Application indicating that portions of the Application including technology used under license from Verity, Inc.; (ii) cooperate with and support Verity in its press release materials and provide client testimonial; and (iii) include the Verity logo on any HTML document that includes the search function or in the alternate on the results list provided by the search. Further, Customer agrees to issue a joint and mutually agreed upon press release announcing the project involving the licensed Product ("Project") and Verity's participation and value not more than thirty (30) days from the Effective Date.

1.2  Delivery and Acceptance.  Verity will use its best efforts to delivery
     -----------------------
those Products ordered by Customer within fifteen (15) days after Verity accepts the Order Form for such Products. All shipments will be made F.O.B. Verity's shipping location. The Products shall be deemed accepted on delivery.

1.3  Record and Report.  Customer shall keep complete and accurate records
     -----------------
relating to its use of the Products and Application in accordance with standard business practices. Within thirty (30) days after each calendar quarter, Customer shall provide Verity with a written sales report detailing, at a minimum, information regarding the number of aggregate Subscribers and the number of new Subscribers added during such quarter, including (i) the number of such Subscribers broken down by State of location; (ii) an accounting of the sublicense fees associated such Subscribers; and (iii) maintenance and support fees due to Verity associated with such Subscribers. To assure compliance with the payment and reporting requirements of this Agreement, Verity or its independent auditors may inspect Customer's applicable records from time to time, but no more frequently than once per year. In the event any inspection of Customer's records indicates an underpayment of an amount equal to or greater than five percent (5%) of any amounts due hereunder, Customer shall promptly reimburse Verity for all reasonable expenses associated with such inspection along with the deficient amounts.

2.  PRODUCT MAINTENANCE AND PROFESSIONAL SERVICES

Maintenance Services shall be provided in accordance with Verity's Maintenance Services Program as provided in Exhibit C. Verity will provide Maintenance
                                ---------
Services for a Product during each period for which Customer has paid Verity's fee for such Maintenance Services ("Maintenance Fee"). Initial Maintenance Services, if purchased, begin either on the date the Products are shipped to Customer, or the effective date set forth on the Order Form ("Commencement Date"). Verity will make available to Customer professional consulting and training services for the Product under the terms and conditions of Verity's then-standard applicable services agreement in consideration for payment of Verity's fee for such services and reasonable out of pocket expenses.

Customer will be responsible for providing all support services required by its Subscribers. Customer shall be responsible for creating and distributing documentation relating to the Products or Application for Subscribers. Customer shall have the right to incorporate portions of Verity's Documentation into Customer's documentation, provided the copyright and trademark provisions (Proprietary Notices) are complied with. Customer agrees that no confidential information shall be made available to Subscriber.

3.  TERM AND TERMINATION

The pricing stated on Exhibit A shall remain in effect for a period of three (3) years. The term of this Agreement will begin on the Effective Date and will continue unless terminated pursuant to this Section 3. Either party may terminate this Agreement upon thirty (30) days written notice to the other of a material breach of this Agreement by the other party if the defaulting party has not cured such breach within such thirty (30) day period; provided, however, that Verity may terminate this Agreement immediately upon delivery of notice in connection with any breach by Customer of Section 1.1(a), (b), (c) or (d). Upon termination of this Agreement for any reason, the license granted to Customer in
Section 1.1 and all other rights granted to Customer under this Agreement shall immediately cease, and Customer shall immediately return to Verity, or certify the destruction of, all copies of Products in Customer's possession. However, if the Agreement terminates or expires for any other reason other than Verity's termination of Customer in accordance with this Section, then the Customer shall have the right to continue to use internally at no additional charge both the Products and the Application actually deployed prior to the date of expiration or termination. Notwithstanding the above, after the termination of this Agreement, the number of Subscribers who are actively using an Application through a personal computer or server upon which such an Application, respectively, is installed as of the date of termination, and no new Subscribers may be added. The rights and obligations contained in Sections 1.1(b), 1.1(c), 1.1(d), 1.3, 5.4, 6 and 8 and any payments due hereunder shall survive any termination of this Agreement.

4.  INFRINGEMENT INDEMNITY

Verity agrees to defend, indemnity and hold Customer harmless from all settlements agreed to by Verity and all costs and damages awarded to a third party to the extent they arise out of a claim that the Products as delivered to Customer infringe a U.S. copyright, U.S. Patent. Such obligation is subject to the following conditions: (i) Customer shall notify Verity in writing within thirty (30) days of the date Customer first becomes aware of a claim; (ii) Verity has sole control of the settlement, compromise, negotiation and defense of any such action; and (iii) Customer gives Verity all reasonably available information, assistance and authority, at Verity's reasonable expense, to enable Verity to do so. Verity may, at its option, obtain the right to continued use of the Products, substitute other equivalent software, or modify the Products so they are no longer infringing, or, if none of the foregoing remedies are commercially feasible, terminate Customer's right to the allegedly infringing Products and refund to Customer the amount which Customer has paid for such Products. The foregoing indemnity shall not apply to any infringement claim arising from Products which have been modified by parties other than Verity or use of the Products in conjunction with other software or hardware where use with such other software or hardware gives rise to an infringement claim. THE FOREGOING STATES CUSTOMER'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND, AND VERITY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF NONINFRINGEMENT.

Customer agrees to defend, indemnify and hold Verity harmless from all settlements agreed to by Customer and all costs and damages awarded to a third party to the extent they arise out of: (i) Customer's or its Subscribers use of any product not provided by Verity but used in conjunction with the Product if such claim would have been avoided by exclusive use of the Product, or (ii) negligence, misrepresentation, or error or omission on the part of Customer or representatives of Customer, (iii) Customer's or Subscribers' infringement of any content providers intellectual property, or (iv) any claims, or express or implied warranties or representations made by Customer or Customer's employees or agents not authorized by this Agreement.

5.  WARRANTIES AND DISCLAIMERS

5.1  Warranty for Products.  Verity warrants to Customer that Products will
     ---------------------
perform substantially in accordance with the Documentation for a period of ninety (90) days after the Commencement Date for such Product ("Warranty Period"). If during the Warranty Period, Customer reports a Product error which prevents the Product from meeting this warranty, Verity will correct the error, in accordance with its Maintenance Services Program. If Verity is unable to correct or provide a reasonable work-around for the error, Verity will accept the return of the defective Products and Verity will refund the license fees paid by Customer for such Products. This limited warranty shall not apply if the Product has been modified without Verity's express authorization. The foregoing is Customer's sole and exclusive remedy for breach of warranty by Verity for the Products.

5.2  Warranty for Product Media.  Verity warrants to Customer that during the
     --------------------------
Warranty Period the media on which a Product is furnished by Verity under this Agreement is free of defects in materials and workmanship under normal use. If Customer reports a defect in the media during the Warranty Period Verity will replace it at no charge. The foregoing is Customer's sole and exclusive remedy for breach of warranty by Verity for the Product media.

5.3  Warranty for Professional Services.  Verity warrants that any professional
     ----------------------------------
services provided to Customer pursuant to Section 2 will be of a professional quality, conforming to generally accepted industry standards and practices for similar services and products. If Verity fails to perform such services as warranted hereunder and Customer reports such failure to Verity during the ninety (90) day period after the completion of such services, Verity will, at its expense, reperform the services. The foregoing is Customer's sole and exclusive remedy for breach of warranty by Verity for professional services.

5.4  Disclaimer of Warranties.  Except for the warranties provided above, all
     ------------------------
Products are provided on an "AS IS" basis. Verity does not warrant that the Products will meet Customer's requirements, that the operation of the Products will be uninterrupted and error-free, or that the Products will operate in combination with hardware and/or software products not supplied by Verity. EXCEPT FOR THE EXPRESS WARRANTIES STATED ABOVE, VERITY MAKES NO ADDITIONAL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY OTHER MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT ARE HEREBY EXPRESSLY DISCLAIMED.

6.  LIMITATIONS OF LIABILITY

6.1  Limitations on Damages:  VERITY SHALL NOT BE LIABLE OR OBLIGATED IN ANY
     ----------------------
MANNER FOR ANY LOSS OF USE, INTERRUPTION OR BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF VERITY HAS BEEN INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, VERITY'S LIABILITY TO CUSTOMER OR SUBSCRIBERS UNDER THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE LICENSE FEES DUE TO VERITY UNDER THIS AGREEMENT FOR THE PRODUCT WHICH IS THE BASIS OF THE CLAIM..

6.2  Limitations on Time.  No action may be brought under this agreement at any
     -------------------
time more than twelve (12) months after the cause of action arose.

7.  FEES AND PAYMENTS

Customer agrees to pay Verity the fees set forth in the relevant Order Form for the Products and services provided to Customer under this Agreement. Invoices for payment of Product license fees and initial Maintenance Fees shall be rendered to Customer upon Verity's shipment of the Products. Maintenance renewal fees will be invoiced in accordance with the then-current Maintenance Services Program. Invoices for payment of professional services and/or Product training will be rendered monthly. Payment is due when thirty (30) days from the date of invoice. In addition to any payments due to Verity under this Agreement, Customer will pay all applicable taxes based upon Verity's net income.

8.  GENERAL

8.1  Controlling Law and Forum.  This Agreement shall be governed by the laws of
     -------------------------
the U.S. and the State of California without application of the principles of conflicts of laws. The jurisdiction for any legal action shall be a state or federal court in Santa Clara County, California.

8.2  Notices.  All notices required under this Agreement shall be in writing and
     -------
shall be deemed given upon receipt. All notices must be delivered, if to Customer, to the address and recipient of Customer set forth on the order form, and if to Verity, to the Controller at the address set forth above.

8.3  Waiver and Severability.  The waiver by either party of any default or
     -----------------------
breach of this Agreement shall not constitute a waiver of any other default or breach. Unenforceability or invalidity of any provision of this Agreement shall not render this Agreement unenforceable as a whole.

8.4  Force Majeure.  Except for the payment of money, neither party will be
     -------------
liable for any failure or delay in performance under the Agreement which might be due to strikes, shortages, riots, insurrection, fires, flood, storm, explosion, acts of God, war, government action, inability to obtain delivery of parts, supplies, or labor, labor conditions, earthquakes or any other cause which is beyond the reasonable control of such party.

8.5  Injunctive Relief.  It is expressly agreed that a material breach of this
     -----------------
Agreement will cause irreparable harm to Verity and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, Verity will be entitled to an injunction or other equitable remedies in all legal proceedings in the event of any such threatened or actual breach of this Agreement.

8.6  Export Control.  Customer agrees that it would not export or reexport the
     --------------
Products, or a direct derivative of the Products without the appropriate U.S. government licenses.

8.7  Government End Users.  RESTRICTED RIGHTS: If the Software is acquired under
     --------------------
the terms of a proposal or agreement with the United States Government or any contractor therefor, the Software is subject to the following: (a) For acquisition by or on behalf of civilian agencies, as necessary to obtain protection as "commercial computer software" and related documentation in accordance with the terms of this Commercial Software Agreement as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successors; (b) For acquisition by or on behalf of units of the Department of Defense ("DoD") as necessary to obtain protection as "commercial computer software" and related documentation in accordance with the terms of this commercial computer software license as specified in 48 C.F.R. 227-7202-2 of the DoD F.A.R. Supplement and its successors.

8.8  Entire Agreement.  This Agreement, including the order forms and
     ----------------
attachments, constitutes the entire agreement between the parties regarding its subject matter. This Agreement supersedes all prior proposals, agreements or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified unless in writing and signed by authorized representatives of Verity and Customer. Neither party may assign any rights or obligations under this Agreement without the prior written consent of the other party. It is expressly understood and agreed that the terms and conditions of this Agreement shall apply to all orders and shall, to the extent that there may be conflicts, supersede any terms on any purchase orders issued by Customer.





Customer: LOIS, Inc.               Verity, Inc.


By:/s/Kyle D. Parker      By:/s/J.E. Ticehurst
   -----------------         ------------------

Name:   Kyle D. Parker    Name:   J.E.Ticehurst
     ----------------          ----------------

Title:President & CEO     Title:VP & Controller
      ---------------           ---------------

                                   EXHIBIT A
                          LICENSED PRODUCTS AND FEES

1.  LICENSED PRODUCTS:
    ------------------
     SEARCH '97 INFORMATION SERVER on NT Platform - on a single Server for support of up to 50,000 Subscribers
     SEARCH '97 AGENT SERVER on NT Platform - on a single Server for support of up to 50,000 Subscribers
     "Server" means a computing device acting as a server for a network of interconnected computing devices, whether within an enterprise or other Web, intranet or Internet environment, upon which the Products or an Application may be installed or accessed.

2.  LICENSE FEE:  In consideration for the licenses granted hereunder, Upon the
    -----------
Effective Date, Customer shall pay to Verity a one-time, nonrefundable, nonrecoupable license fee in the amount of Two Hundred Ninety Thousand Eight Hundred and Seventy Five Dollars (US$290,875).

    Within thirty (30) days following the end of each calendar quarter, Customer shall pay to Verity Five Dollars (US$5.00) per Subscriber with respect to each new Subscriber added during such quarter beyond the first 50,000 Subscribers. Beyond the first 50,000 subscribers, the number of Subscribers may only be supplemented in blocks of 10,000 Subscribers.

    Within the first sixty (60) days from the Effective Date, customer may obtain one (1) copy of the Search '97 Developer's Kit on the NT Platform for the amount of Nineteen Thousand Dollars (US$19,000) and the applicable twenty percent (20%) maintenance fee.

3.  MAINTENANCE AND SUPPORT:  In consideration for maintenance and support
    -----------------------
services provided, Customer shall pay to Verity:

    (i) the annual maintenance fee in the amount of US$57,475 (the "Base Rate"), due and payable upon the Effective Date,

    (ii) on or before each anniversary of the Effective Date, the amount equal to the sum of (A) the Base Rate, (B) the number calculated by multiplying the total number of subscribers as of such anniversary (beyond the first 50,000 Subscribers) multiplied by One Dollar (US$1.00) and

    (iii) within thirty (30) days following the end of each quarter, Customer shall pay to Verity the amount as stated above under Section 3(ii) for each new Subscriber added by Customer during such quarter, with such amounts being prorated to reflect the number of months of usage by each such Subscriber for the year ending February 28 during which the subscriber is added.

    Within the first sixty (60) days from the Effective Date, Customer may elect to obtain Dedicated Support in addition to the maintenance and support services provided pursuant to the Verity Maintenance Services Program from Verity for an annual fee in the amount of $85,000 ("Dedicated Support Rate") by providing Verity with written notice of such election. If Customer obtains Dedicated Support, Customer shall within thirty (30) days from receipt of such notice of election and each anniversary thereof, pay to Verity the amount equal to the sum of the Dedicated Support Rate.

    "Dedicated Support" means having designated employee(s) or agent(s) of Verity as primary contact for technical support matters relating to the deployment of the Application(s). Such individual(s) shall be available seven
(7) days a week, twenty-four (24) hours a day.

CONSULTING SERVICES:  Verity shall provide Customer with consulting, as outlined
-------------------
in Exhibit B, for an amount equal to $63,000 plus travel and living expenses.
   ---------
Such consulting fee shall be due and payable within thirty (30) days from the Effective Date.

                                   EXHIBIT B

First Week
 . Install Search '97 Information Server on the staging system.
 . Change the document preparation program to discontinue the addition of HTML tags.
 . Modify and test the collection building scripts.
 . Build a collection with the S97IS advanced features (Summary, Cluster, QBE) on the staging system.

Second Week
 . Build search page templates for all of the LOIS products to include S97IS features.
 . Build result page templates for all of the LOIS products.  Present sample result pages with advanced features. (Summary, Cluster, QBE) for evaluation . Build the document viewing templates. Include previous and next document links.

Third Week
 . Build and test security, by verifying web server authentication challenge points. Test performance, by loading the server with search and document viewing requests.
 . Switch server to production. Monitor performance.

Fourth Week
 . Build confidence in S971S implementation. During this period, both the new and old search servers should be maintained to provide a fallback capability, if necessary. Verity consultant available for phone and email support.

Fifth Week
 . Prepare for the S97As installation by upgrading the old search server to NT 4.
  Verity consultant available for phone and email support.

Sixth Week
 . Install Search '97 Agent Server and Information Server on the old search server.  Copy production S971S templates and collection.
 . Build S97As user registration screen and CGI to crate an S97AS user.

Seventh Week
 . Modify HTML pages with links to and from S97AS.
 . Modify search script to fit the look of S97AS pages with the LOIS site. . Build agent delivery email message.

Eighth Week
 . Evaluate option of automatically creating two agents, one for email delivery and the other for homepage delivery.
 . Integrate billing CGIs at authentication challenge points.

Ninth Week
 . Test security, by verifying web server and agent server authentication challenge points. Test performance, by loading the server with agents that will generate email and homepage hits.
 . Activate links to S97aS for production use.  Monitor Performance.

Summary of user navigation through LOIS after Agent Server is added.
The LOIS online service has a member and a visitor entry. When clicking on the member door icon, an authentication dialog is presented. Once the userid and password are entered, then a page is generated with links to the member's purchased products. An additional link, to the Agent Server homepage for that member should be added to this page. Clicking on the Agent Server homepage link will present an authentication dialog. Either the member enters their userid and password or chooses to register as a user of Agent Server. A registration form captures the user's information and invokes a CGI to crate an Agent Server user. The new user is then presented with a registration confirmation page that has a link to their new Agent Server homepage. Once they view their homepage, a member can review their hits and follow the links to the documents unimpeded. After a click on the visitor's door icon, the visitor's path to Agent Server is the same as a member's. The important difference is the authentication dialog presented to a visitor before access to a document is granted. At this challenge point, billing information should be collected and verified. Once the billing transaction is complete, the document is presented.

EXHIBIT C
SOFTWARE SUPPORT TERMS AND CONDITIONS

For all Licensees who purchase Maintenance services, Verity provides support in the form of Error Corrections, Software Updates, and Telephone Hotline Support. For Software which is supported, Maintenance Services are provided only for (i) the current release of the Software, (ii) the most recent previous release of the Software, and (iii) any other release of the Software for one year after its general availability; after which time Verity shall have no obligation to support such release, unless otherwise agreed to in a separate written agreement between the parties.

The initial effective date of Maintenance Services is the date Software is shipped from Verity's facility.

DESCRIPTION OF SERVICES PROVIDED DURING A MAINTENANCE PERIOD

     A)  Error Corrections.  Verity shall exercise commercially reasonable
         -----------------
efforts to correct any error reported by the Licensee in the current unmodified release of the Software in accordance with the priority level reasonably assigned to such error by Verity. If a reported error has caused the Software to be inoperable, or the Licensee's notice to Verity states that the reported error is substantial and material with respect to the Licensee's use of the product, Verity shall use its reasonable commercial efforts to correct expeditiously such error or to provide a software patch or bypass around such error. The Licensee acknowledges that all reported errors may not be corrected.

     B)  Software Updates.  Verity provides, at no additional cost, one (1) copy
         ----------------
of all published revisions to the printed documentation and one (1) copy of, or authorization to copy, new releases of the products, which are not designated by Verity as new products for which it charges a separate fee. Verity, may in its sole discretion, modify the Software and deliver Software Updates to Licensee which may add new and/or eliminate existing features, functions, operating environment and/or hardware platforms to the Software. Licensee may continue to reproduce and distribute the previous version of the Software until the date on which such Licensee products are revised, at which time Licensee will incorporate the Software Update(s) into such products.

     C)  Telephone Hotline Support.  Verity provides telephone assistance to all
         -------------------------
Licensees who have purchased Maintenance services. Telephone Hotline Support hours of operation and telephone numbers for the relevant geographic region may be found on Verity's web site at www.verity.com. Verity Support personnel are available to answer questions related to Verity's supported products and how they perform with compatible hardware systems. Assistance in the development of custom applications for Verity's products is not included in standard hotline support. If Licensees wish to acquire such support, it is available through Verity's Consulting group at the then-current consulting rates.

PRIORITY LEVELS OF ERRORS

In the performance of Maintenance Services, Verity applies priority ratings to problems reported by Licensees.

     A) Priority I Errors
        -----------------

     Description:  Program errors that prevent some function or process from
     -----------
     substantially meeting the functional specification and which seriously affect the overall performance of the function or process and no work-around is known.

     Verity Response:  Verity shall promptly initiate the following procedures:
     ---------------
     (1) assign senior Verity engineers to correct the error; (2) notify senior Verity Management that such errors have been reported and that steps are being taken to correct the error; (3) provide Licensee with periodic reports on the status of corrections; (4) commence work to provide Licensee with a work-around until final solution is available; (5) provide final solution to Licensee as soon as it is available.

     B) Priority II Errors.
        ------------------

  Description:  Program errors that prevent some function or process from
  -----------
  substantially meeting functional specification, but has a reasonable work-around.

  Verity Response:  Verity shall provide a work-around to the Licensee and shall
  ---------------
  exercise commercially reasonable efforts to include the fix for the error in the next software maintenance release.

  C) Priority III Errors.
     -------------------

  Description:  Program errors that prevent some portion of a function from
  -----------
  substantially meeting functional specification but do not seriously affect the overall performance of the function.

  Verity Response:  Verity may include the fix for the error the next major
  ---------------
  release of the Software.

        Amendment No. 1 to the Corporate License and Services Agreement
                                    between
               Law Office Information Systems, Inc. ("Customer")
                                      and
                            Verity, Inc. ("Verity")

This Amendment No. 1 to Corporate License and Services Agreement ("Amendment No. 1") amends and supplements that certain corporate License and Services Agreement by and between VERITY, INC. and LAW OFFICE INFORMATION SYSTEMS, INC made effective February 18, 1998 (the "Agreement"). Verity and Customer agree that this Amendment No. 1 is attached and made a part of the Agreement and unless otherwise defined capitalized terms in the Amendment No. 1 shall have the same meaning as in the Agreement.

The parties hereby agree as follows:

1. Exhibit A, Section 1 of the Agreement labeled "Licensed Products" is amended to include the following:

"Licensed Products:
 -----------------
  Verity K-2 Toolkit on NT Platform - on a single Server for support of up to 50,000 Subscribers.
  Verity Profiler on NT Platform - maximum of 50,000 Subscribers."

2. Exhibit A, Section 2 of the Agreement labeled "License Fee" is amended to include the following:

"License Fee  In consideration for the licenses granted in this Amendment No. 1,
 -----------
upon the Effective Date of the Amendment, Customer shall pay to Verity a one-time, non-refundable, non-recoupable license fee in the amount of Three Hundred Thousand Dollars (US$300,000). Such license fee shall be due and payable upon execution of this Amendment. The parties agree to enter into good faith negotiations regarding license fees for any Subscribers beyond the first 50,000 Subscribers."

3. Exhibit A, Section 3 of the Agreement labeled "Maintenance and Support" is amended to include the following:

"Maintenance and Support.  In consideration for maintenance and support services
 -----------------------
provided regarding the licenses granted in this Amendment No. 1, Customer shall pay to Verity the annual maintenance fee in the amount of Sixty Thousand Dollars (US$60,000) due and payable upon execution of this Amendment. The parties agree to enter into good faith negotiations regarding maintenance and support fees for any Subscribers beyond the first 50,000 Subscribers."

4. Exhibit A, Section of the Agreement labeled "Consulting Services" is amended to include the following:

"Consulting Services.  Verity shall provide Customer with consulting, at the
 -------------------
rate of One Thousand Eight Hundred Dollars (US$1,800) per day per consultant for an amount up to One Hundred and Twenty Two Thousand Four Hundred Dollars (US$122,400), plus travel and living expenses. Such consulting fee shall be due and payable within thirty (30) days from the date of an applicable Verity invoice."

5. Entire Agreement. The Agreement together with the Exhibits, and this Amendment No. 1 replaces and supersedes all other agreements, written or oral with respect to its subject matter. Except as expressly amended and supplemented hereby, the Agreement remains in full force and effect. In the event of any conflict between the terms of this Amendment No 1 and the terms of the Agreement, the terms of this Amendment No. 1 shall prevail.

6. Counterparts.  This Amendment No. 1 may be executed in counterparts.

7. Effective Date/Term. The foregoing is agreed to be effective as of the last execution date below ("Amendment Effective Date"). This Amendment No. 1 shall continue in full force and effect thereafter until the expiration and termination of the Agreement.

Verity:                                 Customer


By:/s/ J.F. Ticehurst                   By: /s/ J. Scott Thompson
   -----------------------                 --------------------------------

Name: J.F. TICEHURST                    Name: J. Scott Thompson
     ---------------------                    -----------------------------

     Vice President Administration &
Title: Controller                       Title: Chief Information Officer
       -------------------                     ----------------------------

Date: February 8, 1999                  Date:  February 3, 1999
      --------------------                     ----------------------------

        Amendment No. 2 to the Corporate License and Services Agreement
                                    between
               Law Office Information Systems, Inc. ("Customer")
                                      and
                            Verity, Inc. ("Verity")


This Amendment No. 2 to Corporate License and Services Agreement ("Amendment No. 2") amends and supplements that certain Corporate License and Services Agreement by and between VERITY, INC. and LAW OFFICE INFORMATION SYSTEMS, INC. made effective February 18, 1998, and Amendment No. 1 dated February 8, 1999 (collectively the "Agreement") Verity and Customer agree that this Amendment No. 1 is attached and made a part of the Agreement and unless otherwise defined capitalized terms in the Amendment No. 2 shall have the same meaning as in the Agreement.

The parties hereby agree as follows:

1. Exhibit A, Section 1 of the Agreement labeled "Licensed Products" is amended to include the following.

"Licensed Products:
 -----------------
   Two (2) copies of the intranet Solutions Intra.doc (R) Developers System on the NT Platform (part# IMS-IDK-NT) solely for purposes of development of Application. Deployment rights are provided for below.

   Two (2) copies of the IntraNet Solutions Intra.doc(R) on the NT Platform (part# IMS-FULL-NT) for support of an unlimited number of Contributors and Consumers.

   Four (4) copies of the IntraNet Solutions Intra.doc(R) Archive Replicator on the NT Platform (part# IMS-ARREP-NT); and

   One Thousand (1,000) copies of the IntraNet Solutions Intra.doc(R) ODMA (Word, WordPerfect) (part# IMS-ODMA-WIN) for support of a maximum number of 1,000 desk tops.

"Contributor" means a designated number of persons who have the ability to submit and edit managed content as well as the ability to perform standard end-user functions including the search, view, and print of managed content.

"Consumers" means a designated number of persons who have the ability to perform standard end-user functions including the search, view, edit, and print of managed content.

2. Exhibit A, Section 2 of the Agreement labeled "License Fee" is amended to include the following:

"License Fee:  In consideration for the licenses granted in this Amendment No. 2
 -----------
upon the Effective Date of this Amendment, Customer shall pay to Verity a one-time, non-refundable, non-recoupable license fee in the amount of Two Hundred and Twenty Two Thousand Five Hundred Dollars (US$222,500). Such license fee shall be due and payable within sixty (60) days of this Amendment Effective Date."

3. Exhibit A, Section 3 of the Agreement labeled "Maintenance and Support" is amended to include the following:

"Maintenance and Support.  In consideration for maintenance and support services
 -----------------------
provided by IntraNet Solutions regarding the licenses granted in this Amendment No. 2, Customer shall pay to Verity an additional annual maintenance fee in the amount of Forty Four Thousand Five Hundred Dollars (US$44,500) due and payable within sixty (60) days of this Amendment Effective Date. Maintenance and support with respect to the IntraNet Solutions' products shall be provided directly by IntraNet Solutions and in accordance with IntraNet Solutions' standard maintenance and support terms and conditions, a copy of which will be provided to Customer upon Customer's written request."

4. Exhibit A of the Agreement labeled "Consulting Services" is amended to include the following:

"Consulting Services:  Verity through IntraNet Solutions' personnel and
 -------------------
consultants shall provide Customer with consulting, at the rate of One Thousand Eight Hundred Dollars (US$1,800) per day per consultant for an amount up to Twenty One Thousand Six Hundred Dollars (US$21,600), plus travel and living expenses. Such consulting fee shall be due and payable within thirty (30) days from the date of an applicable Verity invoice."

5. Entire Agreement. The Agreement together with the exhibits, and this Amendment No. 2 replaces and supersedes all other agreements, written or oral with respect to its subject matter. Except as expressly amended and supplemented hereby, the Agreement remains in full force and effect. In the event of any conflict between the terms of this Amendment No. 2 and the terms of the Agreement, the terms of this Amendment No. 2 shall prevail.

6. Counterparts.  This Amendment No. 2 may be executed in counterparts.

7. Effective Date/Term. The foregoing is agreed to be effective as of the last execution date below ("Amendment Effective Date:). This Amendment No. 2 shall continue in full force and effect thereafter until the expiration or termination of the Agreement.

Verity:                               Customer:

   /s/ J.E. Tiehurst                     /s/ Kyle D. Parker
By____________________________        By:__________________________________

      J.E. Tiehurst                        Kyle D. Parker
Name:_________________________        Name:________________________________

       VP & Controller                      President & CEO
Title:________________________        Title:_______________________________
                                              4-19-99
Date:_________________________        Date:________________________________